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                                                                   EXHIBIT 10.v


                           TRIMAS CORPORATION RETIREMENT
                             BENEFIT RESTORATION PLAN






                                     SECTION l
                                 ADOPTION OF PLAN



          1.1 Adoption. TriMas Corporation (TriMas) hereby adopts the TriMas Corporation Retirement Benefit Restoration Plan (Plan), effective January 1, 1995 (Effective Date).

          1.2 Purpose. The sole purpose of the Plan is to provide benefits to a select group of management or highly compensated employees that would be provided to such employees who terminate employment or retire after the Effective Date under certain retirement plans of TriMas Corporation and its subsidiaries, which plans are set forth in Appendix "A" hereto and are qualified plans under Section 401(a) of the Internal Revenue Code of 1986, as amended (Code) (the "Qualified Plans"), but for the benefit limitations of the Code, in order to encourage the continued employment and diligent service of such employees with TriMas following the Effective Date. Accordingly (by way of example and not limitation), in no event shall the provisions of the Plan be construed to benefit any employee whose termination of employment occurred prior to the Effective Date.

          1.3 Construction. The Plan shall be construed in accordance with Michigan law, except where preempted by federal law. It is intended that the Plan shall be unfunded and maintained by TriMas primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, so that the Plan is exempt from the requirements of Parts 2, 3 and 4 of the

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Employee Retirement Income Security Act of 1974, as amended (ERISA).  All provisions of the Plan shall be interpreted in accordance with such intentions.


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                                  SECTION 2
                                  COVERAGE



          2.1 Covered Employees. The coverage of the Plan shall be limited to highly-compensated or management employees of TriMas and of those subsidiaries of TriMas the Qualified Plans of which are listed in Appendix "A", who (a) receive from TriMas or the subsidiary of TriMas which is the employer of such person compensation otherwise eligible for coverage under the terms of such Qualified Plan for any calendar year which compensation exceeds $150,000 or such other adjusted limit as provided by Section 401(a)(17) of the Code, or (b) whose benefits or contributions under the Qualified Plans are reduced due to the application of Section 415 of the Code.

          2.2 Commencement and Cessation of Coverage. An employee shall be covered under the Plan commencing on the later of (a) the Effective Date or (b) the earlier of the date that his plan-eligible compensation described in Section date his benefits or contributions under the Qualified Plans are first reduced by the application of Code Section 415. An employee shall cease to be covered by the Plan on his date of termination of employment from TriMas and its subsidiaries. If prior to such termination an employee ceases to qualify for coverage under the Plan due to some other event (by way of examples and not as limitation, a decrease in Plan-eligible compensation or the commencement of employment with a TriMas subsidiary which has no Qualified Plan or has discontinued its Qualified Plan), his coverage under the Plan shall cease as of the time such disqualifying event occurs and only the benefits accrued hereunder up to such time shall be payable from this Plan.

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                                     SECTION 3
                                     BENEFITS



          3.1 Amount. Subject to Section 3.3 hereof, a covered employee shall be entitled to either or both, as applicable, the supplemental retirement benefits described below:

                (a) An annual amount equal to the benefit which would have been payable to the employee under any defined benefit (pension) Qualified Plan in which he is a participant ("Qualified Pension Plan") but for any benefit limitations imposed by the Code on the computation of such benefit, reduced (but not below zero) by

                (b) any benefits which the employee is eligible to receive, prior to the giving effect to any qualified domestic relations order, under any such Qualified Pension Plan,

each benefit being expressed for this purpose in the normal form of payment under said Qualified Pension Plan, plus

                (c) A single lump sum payment equal to the sum of amounts which would have been contributed to the account of the employee as a company contribution with respect to periods after December 31, 1993 under any defined contribution (profit sharing) Qualified Plan in which he is a participant (but in no case including any amounts, however characterized, which the employee or the company may have contributed to any such plan pursuant to the provisions of Section 401(k) or 401(m) of the Code) ("Qualified Profit Sharing Plan") but for any benefit limitations imposed by the Code on the contribution amount, plus

                (d) investment adjustments applied to the contribution amounts of Section 3.1(c) which

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          adjustments shall be applied to such accounts (i) utilizing the same provisions for calculating the effect of investment earnings (or losses) as prevail under the terms of any such Qualified
          Profit Sharing Plan and (ii) utilizing the amount of investment earnings (or loss) as is experienced in a given year in the TriMas Master Profit Sharing Trust or other investment vehicle in which the assets of any such Qualified Profit Sharing Plan are invested (and in no case applying any adjustments for forfeitures of any kind) reduced (but not below zero) by

                (e) the covered employee's account balance attributable to company profit sharing contributions made with respect to periods after December 31, 1993 which the employee is eligible to receive, prior to the giving effect to any qualified domestic relations order, under any such Qualified Profit Sharing Plan, provided, however, that any lump sum payment made pursuant to this Plan shall have no adjustment the purpose of which is to make such payment equivalent after the effect of any taxes which may have to be paid by the employee because such lump sum payments from this Plan are taxable when received as ordinary income and may not be eligible for rollover or other tax-advantaged treatment under the Code.

          3.2 Timing and Form of Payments. (a) Retirement benefit payments hereunder which are supplemental to a Qualified Pension Plan shall be made at the same time as benefit payments are made from the Qualified Pension Plan and shall be payable (i) for an employee who is unmarried at the time payments commence, in the form of a single life annuity, or (ii) for any employee who is married when payments commence, in the form of a 50% joint and survivor annuity with the employee's spouse, unless, in either case, the employee validly elects another form of payment for benefits under the Qualified Pension Plan, in which case the supplemental retirement benefit hereunder shall be paid in the same form as benefits are paid under the Qualified

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Pension Plan, computed using the same formulas and actuarial factors as set forth for the determination of optional forms of benefits under such plan; for purposes of this Section 3.2(a), an employee's marital status and spouse shall be determined in accordance with the Qualified Pension Plan.

          (b) Retirement benefit payments hereunder which are supplemental to a Qualified Profit Sharing Plan shall be payable in a lump sum and shall be made at the time and to the same person as the lump sum payment is made from the Qualified Profit Sharing Plan.

          3.3 Forfeitability. Payment of benefits under the Plan shall be conditioned upon receipt of benefit payments from the respective Qualified Plans and shall be vested in the same manner and to the same extent as benefits under such Qualified Plans.

          3.4 No Payment During Employment. Notwithstanding the foregoing, no periodic payments computed under paragraphs (a) and (b) of Section 3.1 of this Plan shall be made during such time as any person both receives payments from any Qualified Plan and is employed by TriMas or any affiliated company, and no lump sum payment computed under paragraphs (c), (d) and (e) of Section 3.1 of this Plan shall be made until after the covered employee's termination of employment.

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                                  SECTION 4
                              COST OF BENEFITS



          4.1 Current Expense. The entire cost of providing benefits under the Plan, including the costs of the Plan Administrator, shall be paid by TriMas out of its current operating budget, and TriMas's obligations under the Plan shall be an unfunded and unsecured promise to pay. TriMas shall not be obligated under any circumstances to separately fund its obligations under the Plan.

          4.2 Option to Fund Informally. Notwithstanding Section 4.1, TriMas may, at its sole option, or by agreement, informally fund its obligations under the Plan in whole or in part, provided, however, in no event shall such informal funding be construed to create any trust fund, escrow account or other security for an employee with respect to the payment of benefits under the Plan, other than as permitted under Internal Revenue Service and Department of Labor rules and regulations for unfunded supplemental retirement plans. Furthermore, if TriMas decides to informally fund the Plan, in whole or in part, by procuring, as owner, life insurance for its own benefit on the lives of employees, the form of such insurance and the amounts thereof shall be the sole decision of TriMas, and in no event shall an employee have any incidents of ownership in any such policies of insurance.

          4.3 Physical Examinations. If a physical examination is required for TriMas to obtain insurance for covered employees under Section 4.2, each employee agrees to undergo such physical examinations as may be required by the insurance carrier. Such physical examinations shall be conducted by a physician approved by TriMas, at the expense of TriMas.

          4.4   No Employee Contributions or Loans.  No loans

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or hardship distributions or contributions by employees are permitted or required under the Plan.

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                                  SECTION 5
                               ADMINISTRATION



          5.1 Plan Administrator and Named Fiduciary. The Plan Administrator and Named Fiduciary of the Plan for purposes of ERISA shall be TriMas Corporation whose business address is 315 East Eisenhower Parkway, Ann
Arbor, MI 48108, and whose telephone number is (313) 747-7025. TriMas shall have the right to change the Plan Administrator and Named Fiduciary of the Plan at any time, and to change the address and telephone number of the same.
TriMas shall give each covered employee written notice of any such change in the Plan Administrator and Named Fiduciary, or in the address or telephone number of the same.

          5.2 Claims Procedure. The Plan Administrator has the power to interpret all provisions of the Plan and make final determinations concerning the meaning of the Plan and the right of any person to benefits under the Plan.

          Each covered employee, or other person claiming through the employee, must file a written claim for benefits with the Plan Administrator as a prerequisite to the payment of benefits under the Plan. Any denial by the Plan Administrator of a claim for benefits under the Plan by an employee or other person (collectively referred to as "claimant") shall be stated in writing by the Plan Administrator and delivered or mailed to the claimant within 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of the initial period.

          Any notice of denial shall set forth the specific reasons for the denial, specific reference to pertinent


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provisions of the Plan upon which the denial is based, a description of any additional material or information necessary for the claimant to perfect his claim, with an explanation of why such material or information is necessary, and any explanation of claim review procedures under the Plan, written to the best of the Plan Administrator's ability in a manner that may be understood without legal or actuarial counsel.

          A claimant whose claim for benefits has been wholly or partially denied by the Plan Administrator may request, within 90 days following the date of such denial, in a writing addressed to the Plan Administrator, a review of such denial. The claimant shall be entitled to submit such issues or comments in writing or otherwise, as he shall consider relevant to a determination of his claim, and may include a request for a hearing in person before the Plan Administrator. Prior to submitting his request, the claimant shall be entitled to review such documents as the Plan Administrator shall agree are pertinent to his claim. The claimant may, at all stages of review, be represented by counsel, legal or otherwise, of his choice, provided that the fees and expenses of such counsel shall be borne by the claimant.

          All requests for review shall be promptly resolved. The Plan Administrator's decision with respect to any such review shall be set forth in writing and shall be mailed to the claimant not later than 60 days following receipt by the Plan Administrator of the claimant's request unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Plan Administrator's decision shall be so mailed not later than 120 days after receipt of such request.

          5.3 Arbitration. Exhaustion of the claim and claim review procedures of Section 5.2 is prerequisite to any further consideration of a claim. In the event that any claim remains fully or partially unresolved after exhaustion of the claim and claim review procedures of Section 5.2, any remaining dispute shall, within 30 days of the date of the Plan Administrator's final decision on review, be submitted


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to arbitration, which shall be the sole and exclusive remedy.  The arbitration decision shall be final and binding on the Plan, TriMas, the claimant, and any other party involved. All claims shall be arbitrated in Taylor, Michigan. The arbitrator shall be chosen in accordance with the Voluntary Labor Arbitration Rules of the American Arbitration Association then in effect, and the expense of the arbitration shall be shared equally by TriMas and the claimant. Any claim shall be deemed waived unless presented within the time limits specified in Section 5.2 and this Section 5.3. The arbitrator shall not have jurisdiction or authority to change, add to or subtract from any of the provisions of the Plan. The arbitrator's sole authority shall be to interpret or apply the provisions of the Plan. Because arbitration is the exclusive remedy with respect to any claim hereunder, neither TriMas, the claimant nor any other party has the right to resort to any federal, state or local court or administrative agency concerning any claim, and the decision of the arbitrator shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative agency with respect to any dispute which is arbitrable as herein set forth. The arbitration provisions hereof shall, with respect to any claim, survive the termination of the Plan.

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                                  SECTION 6
                   LIMITATION OF COVERED EMPLOYEE'S RIGHTS



          6.1 No Contract of Employment. The Plan shall not be deemed to create a contract of employment between TriMas or any TriMas subsidiary and any covered employee and shall create no right in any covered employee to continue in the employ of TriMas or any of its subsidiaries for any specific period of time, or to create any other rights in any covered employee or obligations on the part of TriMas, except as are set forth explicitly herein or in a written employment contract. In consideration of his coverage hereunder each covered employee shall be deemed to have agreed that TriMas has the right to terminate him at any time, with or without cause, and nothing in the Plan shall restrict the right of any covered employee to terminate his employment.

          6.2 Unsecured Creditor. The rights of any employee or any person claiming through the employee under the Plan shall be solely those of an unsecured general creditor of TriMas. Any employee, or any person claiming through the employee, shall only have the right to receive from TriMas those payments as specified herein. Each covered employee agrees that he or any person claiming through him shall have no rights or interests in any asset of TriMas, including any insurance policies or contracts which TriMas may possess to informally fund the Plan.

          6.3 No Trust. No asset used or acquired by TriMas in connection with the liabilities it has assumed under the Plan shall be deemed to be held under any trust for the benefit of any employee nor shall any such asset be considered security for the performance of the obligations of TriMas, but shall be, and remain, a general unpledged and unrestricted asset of TriMas, except as may be provided by separate agreement and as permitted under Internal Revenue Service and Department of Labor rules and regulations for


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unfunded supplemental retirement plans.

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                                     SECTION 7
                             AMENDMENT OR TERMINATION



          7.1 Right to Amend or Terminate Plan. TriMas reserves the right to amend the Plan in any manner deemed appropriate by TriMas's Board of Directors, and TriMas reserves the right to terminate the Plan for any reason and at any time in whole or part by action of the Board of Directors.

          7.2 Limitations. Notwithstanding Section 7.1, no such amendment or termination shall reduce or otherwise affect the benefits payable to or on behalf of any covered employee that have accrued prior to such amendment or termination without the written consent of the employee (or beneficiary, if applicable). In addition, the complete or partial termination of this Plan, should it occur or be deemed by facts and circumstances to have occurred, shall have the same effect on the vesting of benefits accrued to date under this Plan as in the case of a complete or partial termination of a Qualified Plan.

          7.3 Payment of Benefits Upon Termination. Upon termination or partial termination of the Plan TriMas may elect the method by which benefits accrued through the date of such termination or partial termination shall be provided. Such election may include the payment of the present value of all such accrued benefits directly to covered employees (or beneficiaries, if applicable) or any other method of payment or funding which TriMas may, in its sole discretion, determine.

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                                     SECTION 8
                             MISCELLANEOUS PROVISIONS



          8.1 Independence of Benefits. Except as otherwise provided herein or pursuant to the terms of any separate agreement with an employee, the benefits payable under the Plan shall be independent of, and in addition to, any other benefits or compensation, whether by salary, or bonus or otherwise, payable under any employment agreements that now exist or may hereafter exist from time to time between TriMas and any employee. The Plan does not involve a reduction in salary or foregoing of an increase in future salary by any employee, nor does the Plan in any way affect or reduce the existing and future compensation and other benefits of any employee.

          8.2 Nonalienation of Benefits. Except insofar as this provision may be contrary to applicable law (such as an order of divorce or separation), no sale, transfer, alienation, assignment, pledge, collateralization, or attachment of any benefits under the Plan shall be valid or recognized by TriMas.

          8.3 Payments for the Benefit of Employee. In the event that TriMas shall find that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of illness or accident, is otherwise mentally or physically incompetent, or is unable to give a valid receipt, TriMas may cause the payments becoming due to such person to be paid to another individual for such person's benefit, without responsibility on the part of TriMas to follow application of such payment. Any such payment shall be a payment on account of such person and shall operate as a complete discharge of TriMas from all liability under the Plan.

          8.4   Use of Words.  Wherever any words are used in



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the Plan in the masculine gender, they shall be construed as though they also were used in the feminine gender in all cases where they would so apply, and wherever any words are used in the Plan in the singular forms they shall be construed as though they also were used in the plural form in all cases where they would so apply, and vice versa.

          8.5 Headings. Headings of Sections herein are inserted for convenience of reference. They constitute no part of the Plan and are not to be considered in the construction of the Plan.

          8.6 Savings Clause. If any provisions of the Plan shall be for any reason invalid or unenforceable, the remaining provisions nevertheless shall be carried into effect.

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                                     SECTION 9
                                    DEFINITIONS



          Terms capitalized in the text of this Plan shall have the meanings referred to below, unless the context requires otherwise. Terms not defined herein shall be construed in reference to the same or similar terms as used in the applicable Qualified Plan.

          9.1   Code.  See Section 1.2.
          9.2   Effective Date.  See Section 1.1.
          9.3   ERISA.  See Section 1.3.
          9.4   Plan.  See Section 1.1.
          9.5   TriMas.  See Section 1.1.


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                                 SECTION 10
                                  EXECUTION



          IN WITNESS WHEREOF, TriMas Corporation has caused the Plan to be executed on March 30, 1995.



                                        TriMas Corporation



                                        By:Richard A. Manoogian


                                        Its Chairman

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                                                                      APPENDIX A

                            RETIREMENT PLANS LIST
                             TRIMAS CORPORATION


DEFINED BENEFIT PLANS                   DEFINED CONTRIBUTION PLANS

TriMas Corporation Pension Plan         Lake Erie Screw Corporation Pension Plan
                                        and Trust

                                        Lake Erie Screw Corporation Profit
                                        Sharing Plan and Trust

                                        TriMas Corporation Future Service
                                        Profit Sharing Plan

                                        TriMas Corporation Master Defined
                                        Contribution Plan







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